                                                         Exhibit 10.8


                          PURCHASE AND SALE AGREEMENT

              800 CARPENTER'S CROSSING, FOLCROFT, PENNSYLVANIA AND

                 2000 HENDERSON ROAD, SHARON HILL, PENNSYLVANIA


          THIS AGREEMENT IS MADE AND EFFECTIVE AS OF THE 31st day of July, 1996 by and between PIERCE REAL ESTATE COMPANY, a Pennsylvania general partnership ("Seller") and PIERCE LEAHY CORP., a New York corporation ("Buyer").

                                    RECITALS
                                    --------

          A. Seller is the installment sale purchaser and equitable owner of real property, building and improvements more particularly described on Exhibit "A" attached hereto, commonly known as at 800 Carpenter's Crossing, Folcroft, Pennsylvania ("Carpenter's Crossing Premises") pursuant to an Agreement of Sale dated March 12, 1980 ("Installment Sale Agreement") with the Delaware County Industrial Development Authority ("DCIDA"), a Memorandum of which is dated March 12, 1980, and recorded with the Delaware County Recorder of Deeds in Deed Book 2734, page 811. Buyer is the lessee, and Seller is the lessor, of the Carpenter's Crossing Premises pursuant to a Lease Agreement dated March 5, 1980, and an Amendment to Lease Agreement dated February 27, 1995 ("Carpenter's Crossing Lease Agreement"). Buyer desires to purchase from Seller, and Seller desires to sell and assign to Buyer all of Seller's right, title and interest in and to the Seller's right to acquire the Carpenter's Crossing Premises pursuant to the Installment Sale Agreement, and to

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contemporaneously terminate the Carpenter's Crossing Lease Agreement.

          B. Seller is the owner of real property, building and improvements more particularly described on Exhibit "B" attached hereto), commonly known as 2000 Henderson Road, Sharon Hill, Pennsylvania ("Sharon Hill Premises"). Buyer is the lessee, and Seller is the lessor, of the Sharon Hill Premises pursuant to a Lease Agreement dated April 10, 1984 and a Lease Modification Agreement dated October 25, 1993 ("Sharon Hill Lease Agreement"). Buyer desires to purchase and Seller desires to sell and assign to Buyer all of its right, title and interest in and to the Sharon Hill Premises and to contemporaneously terminate the Sharon Hill Lease Agreement.

          C. The Carpenter's Crossing Premises and the Sharon Hill Premises are sometimes together defined as the "Real Property".

          NOW THEREFORE, for and in consideration of the covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.  Agreement of Purchase and Sale.  Seller agrees to assign and sell
              ------------------------------
as applicable, and Buyer agrees to purchase, all of Seller's rights, title and interest in and to the Carpenter's Crossing Premises under the Installment Sale Agreement, and the Sharon Hill Premises, together with any and all buildings, structures and improvements thereon, any and all rights and privileges pertaining thereto or to any of such

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buildings, structures and improvements and, to the extent constituting real property, all fixtures, machinery, installations, equipment and other property attached thereto and all licenses, permits, documents and records pertaining thereto.

          2.  Purchase Price.  The Purchase Price for the Real Property,
              --------------
which Buyer hereby agrees to pay to Seller is Four Million One hundred Thousand
                                              ---------------------------------
Dollars ($4,100,00.00) for the Sharon Hill premises and One Million Four Hundred
-------                                                 ------------------------
Thousand Dollars ($1,400,000.00) for the Carpenter's Crossing Premises, and
--------------------------------
shall be paid by bank treasurer's or cashier's check of a member bank of the Federal Reserve System or by wire transfer to the order of Seller at Closing.

          3.  Closing.  Closing shall occur on July 31, 1996, at the offices of
              -------
Cozen and O'Connor, 1900 Market Street, Philadelphia, PA. 19103 at 9:30 a.m. or at such other time and place as Seller and Buyer may agree. All of the exhibits and schedules to this Agreement shall be attached hereto and executed at Closing by the Buyer and Seller.

          4.  Transaction at Closing.
              ----------------------
              (a) Possession of the Carpenter's Crossing Premises and Sharon Hill Premises shall be given by Seller to Buyer at Closing by:

                  i) assignment by Seller to Buyer of Seller's right under the Installment Sale Agreement to take title to the Carpenter's Crossing Premises in the form attached hereto as Exhibit "C", Seller's notice to DCIDA of such assignment,

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Seller's prepayment of the unpaid balance due under the Installment Sale
Agreement and cancellation of the Note and satisfaction of the mortgage and other security and delivery of the deed from DCIDA to Buyer to the Carpenter's Crossing Premises.

                  ii) execution by Seller and delivery to Buyer of a general or special warranty deed for the Sharon Hill Premises as Buyer may elect;

                  iii) termination of all of the Lease Agreements between Seller as lessor and Buyer as lessee for the Real Property in the form attached hereto as Exhibit "D".

                  iv) execution by Seller and delivery to Buyer of a Bill of Sale and Assignment and Assumption Agreement for the personal property and executory contracts, if any, rights under insurance policies, and licenses and permits, if any, in the form of Exhibit "E" attached hereto;

                  v) satisfaction of the liens, other than the Permitted Title Exceptions described in Section 9(a), encumbering any of the Real Property; and

                  vi) execution by Seller and delivery to Buyer of such other deeds, bills of sale, assignment of rights under insurance policies, and other instruments of assignment as the Buyer may reasonably request and as may be necessary to vest in the Buyer Seller's title to all of the Real Property.

              (b) At Closing Buyer shall agree to indemnify, defend and save Seller harmless from all claims, liabilities, costs and expenses which may be asserted against Seller or which Seller may incur or suffer after settlement arising out of or with respect to the Real Property pertaining to periods of time or events before or after settlement.

              (c) At Closing Buyer shall deliver the Purchase Price to Seller in the manner described in Section 2.

              (d) At Closing, Seller shall deliver to Buyer such satisfactions and/or releases of mortgages and security interests from the various lenders holding liens and/or encumbrances on any of the Real Property, such that Buyer will receive title to the Real Property free and clear of any liens and encumbrances other than the Permitted Title Exceptions (as defined in Section 9(a) below).

              (e) At Closing all of the "Apportionments" described in Section 8 shall be made, and the Seller and Buyer will enter into a closing statement reflecting all such Apportionments.

              (f) At Closing, Seller shall sign and deliver a certification in compliance with the Foreign Interest in Real Property Transfer Act.

          5.  Seller's Representations and Warranties.  Seller hereby repre-
              ---------------------------------------
sents and warrants that:

              (a) Seller is a general partnership formed under the laws of the Commonwealth of Pennsylvania. Seller has delivered to Buyer a copy of its partnership agreement and all amendments thereto.

              (b) Seller has full power and authority to own and hold the Real Property, to carry on its business, and to own and operate its properties, as such business is now conducted and such properties are now owned, leased or operated, to make, execute, deliver, and perform this Agreement which has been duly authorized and approved by all required action of the partners and to carry out all actions required of Seller pursuant to the terms of this Agreement.

              (c) This Agreement and the documents to be executed on behalf of Seller hereunder when executed and delivered will constitute valid and legally binding obligations of Seller and are enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights.

              (d) Seller's execution of this Agreement and the documents herein required and the consummation of the transactions herein contemplated will not violate any contract, lease, sublease, mortgage, note, security agreement or other agreement to which Seller is a party or by which it is bound nor violate any order or decree of any court or administrative body to which it may be subject, and has full right to sell, convey, transfer, assign and deliver its interests thereunder, in fee simple, without any restrictions whatsoever.

              (e) Seller is the lawful owner of the Sharon Hill Premises, in fee simple, and has full right to sell, convey, transfer assign and deliver the Sharon Hill Premises, without any restrictions whatsoever.

              (f) Seller is the equitable owner of the Carpenter's Crossing Premises pursuant to the Installment Sale Agreement and has full right to assign and deliver its interest thereunder, without any restrictions whatsoever.

              (g) Except for mortgage and other liens, which secure indebtedness for borrowed money, and which will be discharged at or prior to Closing, except for Permitted Title Exceptions on the Real Property described in Section 9(a) below, each of the Sharon Hill Premises and Carpenter's Crossing Premises are free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases, conditional sales agreements, title retention agreements, encumbrances of any kind, or restrictions against the transfer or assignment thereof the ("Encumbrances") and there are no filings in any jurisdiction under the Uniform Commercial Code or with the registry of deeds showing Seller as debtor, which create or perfect, or purport to create or perfect any Encumbrances in or on any of the Real Property.

          6.  Exclusion of Warranties Not Expressed and Limitation of Seller's
              ----------------------------------------------------------------
Liability.  Buyer has been a lessee of Seller in all of the Real Property.  As a
---------
result, except for the warranties expressly set forth in this Agreement, Seller makes no warranties, express or implied, to Buyer, and Buyer expressly warrants, represents and acknowledges that:

              (a) Buyer has been in possession of and has made a physical examination of the Real Property and hereby accepts same in "as is" condition.

              (b) Neither Seller nor any agent on Seller's behalf has made, and Seller does not herein make any warranty or representation either express or implied as to the condition, environmental status or repair of the Real Property, and Buyer is relying solely upon Buyer's own examination and investigation as to such condition.

              (c) Seller makes no representative or warranty either express or implied as to any applicable building, zoning, environmental, health or safety statute or regulation including the Occupational Safety and Health Act of 1970 or any other rule, law, statute or ordinance whatsoever.

              (d) Buyer is not relying upon, and Seller has not made and does not herein make any representation or warranty as to the income or expenses with respect to the specific operation of the Real Property as a document storage warehouse, and in particular Buyer acknowledges that Seller has not made and shall not be deemed to have made any express or implied representation or warranty as to the gross receipts or profits heretofore earned, whether by Seller or any other person, and with respect to all such matters Buyer is relying solely on its own investigation.

              (e) Seller's liability for any representation or breach of warranty shall be limited to actual damages sustained by Buyer and shall not include loss of profits, loss of bargain, or consequential or other special damages.

          7.  Representations and Warranties of Buyer.  In addition to Buyer's
              ---------------------------------------
warranties and representations contained in other portions of this Agreement, Buyer hereby represents and warrants that:

              (a) Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of New York.

              (b) Buyer has full power and right to make, execute, deliver, and perform this Agreement which has been duly authorized and approved by all required action of its board of directors and shareholders and to carry out all actions required of Buyer pursuant to this Agreement.

              (c) This Agreement and the documents to be executed on behalf of Buyer hereunder constitute valid and legally binding obligations of Buyer and are enforceable in accordance with their terms, except to the extent enforceability may be limited to bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting enforcement of creditor's rights.

              (d) The Buyer's execution of this Agreement, and the documents herein required and the consummation of the transactions herein contemplated will not violate any contract lease, sublease, mortgage, note, security agreement, or other agreement to which Buyer is a party or by which it is bound nor violate any order or decree of any court or administrative body to which it may be subject.

          8.  Apportionments.
              --------------

              (a) All items payable as additional rent or otherwise under the terms of the Lease Agreements (including sales tax) shall be apportioned pro rata between Buyer and Seller on a per diem basis as of the date of Closing, and all real estate taxes shall be apportioned as of the date of Closing according to the tax years as provided in the Lease Agreements, if any such taxes or other items are the responsibility of Seller.

              (b) All real estate transfer taxes shall be divided equally between Seller and Buyer.

              (c) All rent under any Personal Property Leases, any personal property taxes, and any expense items otherwise prepaid by Seller on any Real Property shall be apportioned and paid or adjusted between Seller and Buyer as of the date of closing.

          9.  Title to Real Property
              ----------------------

              (a) The Real Property is to be conveyed at Closing to Buyer either by General Warranty Deed or Special Warranty Deed, as selected by Buyer, subject to the Permitted Title Exceptions, defined as the following:

                  i) all taxes and assessments not yet due and payable;

                  ii) all facts which would be disclosed by an accurate survey of the Real Property;

                  iii) municipal, county and state ordinances, statutes, rules and regulations, zoning, planning, subdivision and environmental regulations and ordinances;

                  iv) rights, public and private, together with flooding and drainage rights, if any in and to all streams, rivers or water courses, crossing, bounding or affecting the Real Property; and

                  v) all other restrictions, easements and matters of record or easements visible on the ground; otherwise title to the Real Property will be good and marketable and such as will be insured by any reputable title insurance company at its regular rates.

              (b) Seller will not affirmatively create a defect in title subsequent to the date of this Agreement. If a defect is created Buyer may waive same or require Seller to remove the defect prior to closing.

              (c) With respect to any or all parcels of Real Property, Buyer may elect to secure at Buyer's expense a title insurance commitment from a reputable title company, pursuant to which the title company shall agree to issue to Buyer at Buyer's expense, an owner's title insurance policy on the now current ALTA standard form policy, subject to conditions in the commitment. In the event the Seller is unable to give good and marketable, and insurable title to any particular parcel which comprises the Real Property, Buyer shall have the option of taking such title as Seller can give without abatement of the Purchase Price, or of not purchasing the particular Real Property with the defect in title.

         10.  Municipal Notices.  Seller represents and warrants that as of the
              -----------------
date hereof, Seller has received no written notice which heretofore has not been complied with, from any municipal or other governmental authority, requiring or calling attention to the need for any work, repairs, construction or installations on, about or in connection with the Real Property or any other Real Property, or notifying Seller of any violation in connection with the Real Property or other Real Property. In the event that any such notice is hereafter received by either Seller or Buyer, the recipient shall promptly deliver a copy of such notice to the other party hereto. Buyer shall, at Buyer's expense, promptly comply with the requirements of any and all such notices hereafter issued, including but not limited to the payment of any fines, interest or penalties which result from Buyer's violations relating to its use and operation of the Real Property or other Real Property and shall indemnify, defend, exonerate and hold Seller harmless therefrom.

         11.  Tender.  With respect to the Real Property, formal tender of an
              ------
executed deed and purchase money is hereby waived.

         12.  Risk of Loss; Insurance.  Seller shall maintain or shall cause
              -----------------------
Buyer in its capacity as lessee of any Real Property to maintain adequate insurance of the kinds, covering such risks, and in such amounts and with such deductibles and exclusions as are consistent with prudent business practice and prior experience. Subject to the rights of any mortgagee of any of the Real Property, Seller and Buyer shall cooperate to use the proceeds of any such insurance to repair or replace any building and improvements on any Real Property as expeditiously as is possible consistent with prudent business practices. The occurrence of any casualty will not excuse performance under this Agreement.

         13.  Conditions Precedent to Buyer's Obligation.  The obligation of
              ------------------------------------------
the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to Closing of each of the following conditions:

              (a) The representations and warranties of the Seller pursuant to this Agreement shall be true and correct as of the Closing with the same effect as though made or given at Closing;

              (b) Seller shall have performed and complied with all of its obligations under this Agreement to be performed or complied with at or prior to Closing;

              (c) The Real Property shall not have been, and shall not be threatened to be, adversely affected in any way as a result of fire, disaster or accident except for losses fully covered by Seller's insurance;

              (d) Seller shall have obtained all necessary consents of any third party;

              (e) No restraining order or injunction shall prevent any of the transactions contemplated by this Agreement, and no action, suit or proceeding shall be pending before any court, administrative body or arbitration panel which seeks to restrain or enjoin or seeks damages or other relief in connection with this Agreement or consummation of the transactions contemplated hereby;

              (f) All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all respects to Buyer, and Buyer shall have received the originals or certified or other copies of all such records and documents as Buyer may reasonably request.

              (g) The contemporaneous closing of an Agreement of Sale between Buyer and Pierce Family Partnership, Ltd. of even date herewith.

         14.  Conditions Precedent to Seller's Obligation.  The obligation of
              -------------------------------------------
the Seller to consummate the Closing shall be subject to the satisfaction at or prior to Closing of each of the following conditions:

              (a) The representations and warranties of the Buyer pursuant to this Agreement shall be true and correct as of Closing with the same effect as though made or given at Closing;

              (b) Buyer shall have performed and complied with all of its obligations under this Agreement that are to be performed or complied with on or prior to Closing;

              (c) All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Seller in connection with the transactions contemplated by this Agreement shall be satisfactory in all respects to Buyer, and Buyer shall have received the originals or certified or other copies of all such records and documents as Buyer may reasonably request.

         15.  Survival of Representatives and Warranties.  The representations
              ------------------------------------------
and warranties of the Seller and Buyer respectively made in this Agreement, or otherwise made in connection with the transactions contemplated hereby, shall survive Closing and consummation of the transactions contemplated hereby.

         16.  Brokers.  Seller and Buyer represent and warrant to each other
              -------
that neither has dealt with any broker, finder or other intermediary with respect to this transaction. Seller and Buyer hereby agree to indemnify, defend and hold each other harmless from all claims of any and all brokers, finders or those asserting to have acted in similar capacity on behalf of the other party.

         17.  Agreement Not To Be Recorded.  Neither this Agreement, nor any
              ----------------------------
memorandum thereof, nor any assignment thereof (if permitted) shall be filed of record in any office or place of public record, and if Buyer shall fail to comply with the terms hereby by recording or attempting to record the same, it shall not operate to bind or cloud the title to any of the Real Property. Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record. If Buyer or any agent or other person acting for Buyer should cause or permit this Agreement, a memorandum thereof, or assignment thereof, or a copy thereof, to be filed in an office or place of public record, Seller may, at its option and in addition to Seller's other rights and remedies, treat such act as a default of this Agreement on the part of Buyer. However, the filing of this Agreement or any memorandum thereof, or any assignment thereof, or of copies of the same, in any suit or other legal proceeding in which such documents are relevant or material shall not be deemed to be a violation of this paragraph.

         18.  Notices.  All notices, demands or other communications which are
              -------
required or are permitted to be given hereunder shall be in writing and shall be delivered by Federal Express or similar guaranteed overnight carrier, or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed:

              (a) If to Seller:

                  Pierce Real Estate Company
                  631 Park Avenue
                  King of Prussia, PA  19406

              (b) If to Buyer:

                  Pierce Leahy Corp.
                  631 Park Avenue

                  King of Prussia, PA  19406

or to such other address as either party shall designate by notice in accordance with the provisions of this paragraph. The same shall be deemed given upon three
(3) days after the earlier of the date of mailing or upon the receipt thereof by the addressee, as evidenced by the certified mail return receipt postmark, or upon delivery if delivered by Federal Express, or similar carrier.

         19.  Assignability, Successors and Assigns.  Neither this Agreement
              -------------------------------------
nor any of Seller's or Buyer's rights hereunder may be assigned, either voluntarily or by operation of law by Seller or Buyer without the prior written consent of the other party hereto, which consent the other party may withhold in its absolute and sole discretion and regardless of whether such refusal would violate any undertaking of good faith or reasonableness which might be implied in transactions of this type. Notwithstanding any assignment of this Agreement or of any of Buyer's rights hereunder, Buyer shall continue to be fully obligated for the performance of all of Buyer's obligations hereunder and under the other documents executed pursuant hereto, and upon request and prior to the effective date of any such assignment, shall deliver an assumption in form approved by Seller's counsel of all of Buyer's obligations executed by the authorized assignee, together with such further security therefore as Seller may require. Subject as provided above, this

Agreement shall extend to and bind all inure to the benefit of the successors and assigns of Seller and of Buyer.

         20.  Whole Agreement - Alteration or Amendment.  The whole agreement
              -----------------------------------------
between the parties relative to the sale of the Real Property is contained herein and other documents and instruments to be executed and delivered pursuant to the terms hereof, and the parties are not bound by any agreements, understandings, conditions, warranties or representations otherwise than as are expressly set forth and stipulated herein. No change, alteration, amendment, modification or waiver of any of the terms or provisions hereof shall be valid unless the same be in writing and signed by the parties.

         21.  Further Assurances.  From time to time, at the request of the
              ------------------
Buyer and without further consideration, the Seller shall execute and deliver such other instruments of conveyance and transfer and take such other actions as the Buyer may require more effectively to convey any of the Real Property to Buyer. Seller and Buyer shall also execute and deliver to the other party such other instruments as may reasonably be required in connection with the performance of this Agreement and each shall take such further actions to convey out the transactions contemplated by this Agreement.

         22.  Governing Law.  This Agreement and the rights and obligations of
              -------------
the parties with respect thereto shall be construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.

         23.  No-Set-Off.  All payments due under this Agreement, or any other
              ----------
document or instrument executed by Buyer pursuant to this Agreement shall be made without right of set-off or deduction for any reason whatsoever.

         24.  Severability.  No provision of this Agreement which may be deemed
              ------------
unenforceable shall in any way invalidate any other provision hereof, all of which shall remain in full force and effect.

         25.  Captions and Headings.  The captions or headings of the
              ---------------------
paragraphs hereof are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

         26.  Counterparts.  This Agreement may be executed in multiple
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         27.  Waiver of Conflict of Interests.  Each of Seller and Buyer has
              -------------------------------
requested and is utilizing the professional legal services of Cozen and O'Connor in connection with this Agreement and Closing. Cozen and O'Connor has previously acted as counsel for each of Seller and Buyer. Each of Seller and Buyer have discussed with each other and Cozen and O'Connor that Seller and Buyer are substantially aligned in interest as to method and manner in which this transaction has been structured, that while there may be some difference of interest between Seller and Buyer, they do not believe the interests to be material, and they believe this transaction as structured to be advantageous to all of them in their capacities as individuals and entities. Seller and Buyer acknowledge that Cozen and O'Connor has fully explained to each of them that they each have conflicting rights with respect to each other, that they can and should consider retaining separate legal representation because of the resulting conflict of interest, that not every possible conflict between Seller and Buyer can ever be anticipated.
Nevertheless both Seller and Buyer have determined individually and jointly to use the professional services of Cozen and O'Connor, and with such full disclosure and knowledge, Seller and Buyer hereby consent to joint representation and waive any conflict of interest and waive all rights that either of them has to seek separate counsel from the one being used by the other.

          IN WITNESS WHEREOF, the parties have executed this

 Agreement the day and year first above written.

WITNESS:                      PIERCE REAL ESTATE COMPANY, Seller



                              BY: /s/ Leo W. Pierce, Jr.
---------------------------      ----------------------------------
                                 LEO W. PIERCE, JR.



                              By: /s/ J. Peter Pierce
---------------------------      ----------------------------------
                                   J. PETER PIERCE, Partner
                                   Its Duly Authorized
                                   General Partners




ATTEST:                       PIERCE LEAHY CORP.



                              BY: /s/ J. Peter Pierce
---------------------------      ----------------------------------
                                 President                     Buyer